Exhibit 99

Sypris Reports First Quarter Results

Margins Expand on Strong Revenue Growth

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 17, 2011--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported financial results for its first quarter ended April 3, 2011.

HIGHLIGHTS

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  Revenue increased 20.5% from the prior year quarter driven by a 35.0% increase in sales for the Industrial Group.
  Gross profit increased 41.3% from the prior year period, reflecting a 109.2% increase in gross profit for the Industrial Group.
  Profit conversion on incremental revenue growth for the Industrial Group exceeded 17% on a year-over-year basis and 27% sequentially.
  The Company reported earnings of $0.10 per diluted share for the quarter compared to a loss of $0.13 per diluted share for the prior year period.
  The Company announced a new long-term supply agreement to provide drivetrain components to Meritor in Brazil and a multi-year extension of two existing supply agreements with Meritor in the US.
  The Company announced the formation of Sypris Europe ApS., based in Copenhagen, Denmark to serve the information assurance and cyber security markets in Europe, Asia and the Middle East.
  Subsequent to quarter end, the Company entered into a new long-term credit facility to lower its borrowing costs, increase its liquidity and extend loan maturities into 2016.
  The Company expects to generate positive earnings in 2011.

The Company reported revenue of $75.8 million for the first quarter compared to $62.9 million for the prior year period. The Company reported net income of $2.1 million, or $0.10 per diluted share, for the first quarter compared to a net loss of $2.4 million, or $0.13 per share, for the prior year period.

Excluding the results of discontinued operations, the Company’s income for the first quarter was $2.5 million, or $0.12 per diluted share, as compared to a loss of $2.4 million, or $0.13 per share, for the prior year period. Income for the quarter ended April 3, 2011 included a gain of $3.0 million in connection with the settlement of a dispute regarding prior year volumes with one of its customers.

“Our Industrial Group continued to show important signs of progress during the quarter, with revenue and gross profit increasing on a year-over-year and sequential basis,” said Jeffrey T. Gill, president and chief executive officer. “We expect the improved cost profile and strong operational performance to make a material contribution to the growth and profitability of the Company’s financial results during 2011 as the commercial vehicle and trailer markets continue to recover.”

“In our Electronics Group, the continued strength of our gross margins helped to mitigate the short-term impact of reduced government funding resulting from the delayed approval by Congress of the fiscal 2011 Defense Appropriations Bill and the restrictions imposed by the Continuing Resolution on the Department of Defense during the intervening period of time. With the recent approval and signing of the bill, we expect to see the eventual recovery of this market as funds are allocated through the various departments and agencies for program use.”

The Industrial Group

Revenue for our Industrial Group increased 35.0% to $59.6 million in the first quarter compared to $44.1 million for the prior year period, primarily as a result of increased demand from customers in the commercial vehicle and trailer markets. Gross profit for the quarter increased 109.2% to $5.1 million, or 8.6% of revenue, compared to $2.5 million, or 5.6% of revenue for the same period in 2010, reflecting the positive conversion associated with the increase in revenue and productivity.

The Electronics Group

Revenue for our Electronics Group was $16.3 million in the first quarter compared to $18.8 million in the prior year period, primarily as a result of funding shortfalls associated with the delayed approval of the 2011 Defense Appropriations Bill and the restrictions imposed by the Continuing Resolution on the Department of Defense during the intervening period of time. Gross profit for the quarter was $3.0 million, or 18.5% of revenue, compared to $3.3 million, or 17.6% of revenue for the same period in 2010, reflecting the impact of the lower revenue.

Outlook

Mr. Gill added, “We will continue to concentrate on the daily execution of our business as we move through 2011. We expect to see strong double digit comparable period growth in the top line of our Industrial Group going forward, as the recovery of the commercial vehicle and trailer markets continue. Our team remains acutely focused on increasing the rate of profit conversion from each revenue dollar, thereby driving further margin expansion and earnings during the year.”

“For our Electronics Group, we expect to see an eventual recovery in the defense market now that the 2011 budget authorization has finally been enacted, though the timing of the flow of funds to the various departments and agencies for program use remains somewhat uncertain at this early juncture. For the long-term, we will continue to invest in R&D at a rate that approximates 6.0% of the group’s revenue, as we focus on delivering solutions for our nation’s rapidly expanding cyber security needs. The impact of these new products and technologies is expected to contribute to the Company’s financial results as early as 2012.”

“The Company is well-positioned and our team is focused on delivering improved operational and financial results during the year.”

Sypris Solutions is a diversified provider of outsourced services and specialty products. The Company performs a wide range of manufacturing, engineering, design and other technical services, typically under multi-year, sole-source contracts with corporations and government agencies in the markets for truck components and assemblies and aerospace and defense electronics. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each “forward-looking statement” herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: declining revenues in our aerospace and defense business lines as we transition from legacy products and services into new market segments and technologies; adverse determinations by government contracting officers, especially regarding the potential retrofit of certain electronic products with respect to alleged “latent defects,” which are disputed by the Company; potential liabilities associated with discontinued operations, including post-closing indemnifications or claims related to business or asset dispositions; breakdowns, relocations or major repairs of machinery and equipment; pension valuation, health care or other benefit costs; labor relations; strikes; dependence on, recruitment or retention of key employees; union negotiations; changes or delays in government or other customer budgets, funding or programs; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors; the cost, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; our inability to successfully launch or sustain new or next generation programs or product features, especially in accordance with budgets or committed delivery schedules; disputes or litigation, involving customer, supplier, lessor, landlord, creditor, stockholder, product liability or environmental claims; the costs and supply of debt, equity capital, or insurance; fees, costs or other dilutive effects of refinancing, compliance with covenants in, or acceleration of, our loan and other debt agreements; potential impairments, non-recoverability or write-offs of goodwill, assets or deferred costs, including deferred tax assets in the U.S. or Mexico; cost and availability of raw materials such as steel, component parts, natural gas or utilities; volatility of our customers’ forecasts, financial conditions, market shares, product requirements or scheduling demands; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; the effects of a continuing economic downturn which could reduce our revenues, negatively impact our customers or suppliers and materially, adversely affect our financial results; failure to adequately insure or to identify environmental or other insurable risks; inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; revised contract prices or estimates of major contract costs; risks of foreign operations; currency exchange rates; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; weaknesses in internal controls; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions; war, terrorism, computer hacking or other cyber attacks, or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included in this press release, the company has provided information regarding profit conversion on incremental revenue, which is a non-GAAP financial measure.

Profit conversion on incremental revenue is defined as the change in gross profit as a percentage of the change in net revenue. Management uses this non-GAAP measure in planning and forecasting for future periods.

This non-GAAP measure should not be considered a substitute for our reported results prepared in accordance with GAAP.

RECONCILIATION OF PROFIT CONVERSION ON INCREMENTAL REVENUE (in thousands, except for percent data)

	Three Months Ended
	April 3,	December 31,	April 4,
	2011	2010	2010
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue:
Industrial Group	$59,550	$47,739	$44,106
Electronics Group	16,260	19,494	18,797
Total net revenue	$75,810	$67,233	$62,903
Gross profit:
Industrial Group	$5,132	$1,929	$2,453
Electronics Group	3,016	5,381	3,315
Total gross profit	$8,148	$7,310	$5,768
Net revenue Industrial Group Q1 2010			$44,106
Net revenue Industrial Group Q1 2011			59,550
Net increase in revenue			$15,444
Gross profit Industrial Group Q1 2010			$2,453
Gross profit Industrial Group Q1 2011			5,132
Net increase in gross profit			$2,679
Net increase in gross profit			$2,679
Net increase in revenue			15,444
Profit conversion			17.3%
Net revenue Industrial Group Q4 2010			$47,739
Net revenue Industrial Group Q1 2011			59,550
Net increase in revenue			$11,811
Gross profit Industrial Group Q4 2010			$1,929
Gross profit Industrial Group Q1 2011			5,132
Net increase in gross profit			$3,203
Net increase in gross profit			$3,203
Net increase in revenue			11,811
Profit conversion			27.1%

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	April 3,	April 4,
	2011	2010
	(Unaudited)
Revenue	$75,810	$62,903
Net income (loss)	$2,052	$(2,424)
Basic income (loss) per common share:
Continuing operations	$0.13	$(0.13)
Discontinued operations	(0.02)	-
Net income (loss) per share	$0.11	$(0.13)
Diluted income (loss) per common share:
Continuing operations	$0.12	$(0.13)
Discontinued operations	(0.02)	-
Net income (loss) per share	$0.10	$(0.13)
Weighted average shares outstanding:
Basic	18,734	18,543
Diluted	18,933	18,543

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended
	April 3,	April 4,
	2011	2010
	(Unaudited)
Net revenue:
Industrial Group	$59,550	$44,106
Electronics Group	16,260	18,797
Total net revenue	75,810	62,903
Cost of sales:
Industrial Group	54,418	41,653
Electronics Group	13,244	15,482
Total cost of sales	67,662	57,135
Gross profit:
Industrial Group	5,132	2,453
Electronics Group	3,016	3,315
Total gross profit	8,148	5,768
Selling, general and administrative	6,863	6,332
Research and development	616	153
Amortization of intangible assets	28	28
Nonrecurring income	(3,000)	—
Restructuring (income) expense, net	(253)	413
Operating income (loss)	3,894	(1,158)
Interest expense, net	729	601
Other expense, net	231	466
Income (loss) from continuing operations before taxes	2,934	(2,225)
Income tax expense	432	199
Income (loss) from continuing operations	2,502	(2,424)
Loss from discontinued operations, net of tax	(450)	-
Net income (loss)	$2,052	$(2,424)
Basic income (loss) per share:
Income (loss) per share from continuing operations	$0.13	$(0.13)
Income (loss) per share from discontinued operations	(0.02)	-
Net income (loss) per share	$0.11	$(0.13)
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$0.12	$(0.13)
Income (loss) per share from discontinued operations	(0.02)	-
Net income (loss) per share	$0.10	$(0.13)
Weighted average shares outstanding:
Basic	18,734	18,543
Diluted	18,933	18,543

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	April 3,	December 31,
	2011	2010
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$17,428	$16,592
Accounts receivable, net	51,199	41,434
Inventory, net	35,367	30,264
Other current assets	5,244	5,717
Total current assets	109,238	94,007
Property, plant and equipment, net	67,067	68,590
Restricted cash	3,000	3,000
Goodwill	6,900	6,900
Other assets	7,117	7,195
Total assets	$193,322	$179,692
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$50,721	$39,488
Accrued liabilities	22,781	22,763
Current portion of long-term debt	—	2,000
Total current liabilities	73,502	64,251
Long-term debt	24,305	21,305
Other liabilities	32,261	34,338

Total liabilities	130,068	119,894

Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	—	—
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	—	—
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	—	—
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 20,017,205 shares issued and 19,893,271 outstanding in 2011 and 19,964,348 shares issued and 19,663,229 outstanding in 2010	200	199
Additional paid-in capital	148,382	148,555
Retained deficit	(72,577)	(74,629)
Accumulated other comprehensive loss	(12,750)	(14,324)
Treasury stock, 123,934 and 301,119 shares in 2011 and 2010, respectively	(1)	(3)
Total stockholders’ equity	63,254	59,798
Total liabilities and stockholders’ equity	$193,322	$179,692

Note: The balance sheet at December 31, 2010 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Three Months Ended

	April 3,	April 4,
	2011	2010
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$2,052	$(2,424)
Loss from discontinued operations	(450)	-
Income (loss) from continuing operations	2,502	(2,424)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,637	3,720
Stock-based compensation expense	232	268
Deferred revenue recognized	(1,721)	(1,528)
Deferred loan costs recognized	96	96
Gain on the sale of assets	(460)	—
Provision for excess and obsolete inventory	413	507
Other noncash items	625	544
Contributions to pension plans	(32)	(19)
Changes in operating assets and liabilities:
Accounts receivable	(9,599)	(1,541)
Inventory	(5,516)	(2,656)
Other current assets	489	286
Accounts payable	11,304	2,330
Accrued and other liabilities	(1,257)	(850)
Net cash provided by (used in) operating activities	713	(1,267)
Cash flows from investing activities:
Capital expenditures	(1,378)	(244)
Proceeds from sale of assets	463	8
Changes in nonoperating assets and liabilities	22	57
Net cash used in investing activities	(893)	(179)
Cash flows from financing activities:
Net change in debt under revolving credit agreements	1,000	—
Proceeds from the issuance of common stock	16	—
Net cash provided by financing activities	1,016	—
Net increase (decrease) in cash and cash equivalents	836	(1,446)
Cash and cash equivalents at beginning of period	16,592	15,608
Cash and cash equivalents at end of period	$17,428	$14,162

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes, 502-329-2000
Chief Financial Officer